Exhibit 99.1

RocketFuel Blockchain Appoints New CEO to Drive Next Phase of Growth

Las Vegas, Nevada, September 15, 2020 (GLOBE NEWSWIRE) — RocketFuel Blockchain, Inc. (OTC: RKFL) (“RocketFuel” or the “Company”), a developer of blockchain-based check-out technologies for eCommerce and brick and mortar retailers, today announced that it had appointed Peter M. Jensen as its CEO, effective today. Jensen, a well-known Silicon Valley executive, has over 30 years’ experience in tech, having served in senior positions with Oracle and Symantec. As a CEO, he has built up several growth-stage companies from pre-revenue to the point where they could be sold to major corporations. Jensen will also join RocketFuel’s board of directors. Gert Funk will step down as CEO but remain as Chairman of the Board and will also continue to head RocketFuel’s sales efforts to online merchants.

Jensen was most recently CEO of Spanugo, a venture-capital backed provider of security assurance applications, which was sold to IBM in 2020. Prior to that he was CEO of Presidiohealth, which developed software to manage patient experience for the healthcare industry; ParStream, a venture-capital backed provider of analytics databases for the Internet of things, which was acquired by CISCO in 2016; and Stopthehacker.com, a SAAS company that provides security and reputation protection, which was acquired by Cloudflare in 2014. He was also Vice President of Sales at Pancetera, which was acquired by Quantum in 2011, and of Thinstall, which was acquired by VMWare in 2008.

Gert Funk commented: “We are very fortunate to have an executive of Peter’s experience and knowledge of the tech industry join RocketFuel as our CEO. As we continue to focus on completing the development of our check-out technologies and begin beta testing of our software with online merchants, we believe that Peter’s deep background in the tech industry and his extensive contacts in Silicon Valley will propel our company’s growth and take us to the next level. Furthermore, Peter has demonstrated tremendous success in partnering with founders of late stage start-ups to accelerate growth. He also has extensive operational, sales and management experience at some of the largest companies in the Valley as well as several highly successful early stage tech companies. I’m excited to have him join our company to lead us into our future.”

Peter Jensen commented: “I am thrilled to be joining RocketFuel as its new CEO. I believe that the company’s blockchain-based checkout technology will provide a much-needed solution to merchant’s and customers’ desire for privacy and security in online transactions. I have been thoroughly impressed by RocketFuel’s current team and its major investors, several of whom I have known for decades. I look forward to working with the Board as we build RocketFuel into a world-class leader in the online payments space.”

About RocketFuel Blockchain, Inc.

RocketFuel Blockchain Inc. is developing blockchain-based technologies to bring highly efficient check-out and privacy protection solutions to eCommerce and brick and mortar merchants and their customers.

The blockchain technologies developed by RocketFuel are designed to focus on enhanced customer privacy protection eliminating the risk of data breach while increasing the speed, the security and the ease of use. RocketFuel believes that users of its technologies will be able to enjoy seamless check-out and forget about the clunky cart paradigm of the past. We also believe merchants will be able to implement new impulse buying schemes and generate new sales channels that may be unavailable in present day eCommerce sites. More information about RocketFuel is available at: rocketfuelblockchain.com

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact: press@rocketfuelblockchain.com